Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the Registration Statement (Form S-3 No. 333-186111) of Benefit Street Partners Realty Trust, Inc. and in the related Prospectus of our report dated March 10, 2021, with respect to the consolidated financial statements and schedule of Benefit Street Partners Realty Trust, Inc., included in this Annual Report (Form 10-K) for the year ended December 31, 2020.

/s/ Ernst & Young LLP

New York, New York
March 10, 2021